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                                                                   EXHIBIT 10.19


                                                           EXECUTION COUNTERPART


                               GUARANTY AGREEMENT


         This GUARANTY AGREEMENT (this "Guaranty"), dated as of July 30, 1999, made by CARAUSTAR INDUSTRIES INC., a North Carolina corporation (the "Guarantor"), in favor of SUNTRUST BANK, ATLANTA (the "Lender").

                              W I T N E S S E T H:

         WHEREAS, Premier Boxboard Limited LLC, a Delaware limited liability corporation (the "Borrower") and Lender are parties to that certain Revolving Credit Agreement dated as of the date hereof (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement).

         WHEREAS, Guarantor directly or indirectly owns fifty percent (50%) of all membership interests of Borrower and the consummation of the transactions pursuant to the Credit Agreement will inure to the benefit of Guarantor and its subsidiaries; and

         WHEREAS, it is a condition precedent to Lender to make Loans to Borrower under the Credit Agreement that Guarantor has executed and delivered this Guaranty, and Guarantor desires to execute and deliver this Guaranty to satisfy such condition precedent;

         NOW, THEREFORE, in consideration of the premises and in order to induce the Lender to make Loans to Borrower, Guarantor hereby agrees as follows:

         SECTION 1. GUARANTY. Guarantor hereby, irrevocably and unconditionally, guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of (i) fifty percent (50%) all Obligations owing by Borrower to Lender under the Credit Agreement, the Notes, and all other Credit Documents, including all renewals, extensions, modifications and refinancings thereof, now or hereafter owing, whether for principal, interest, premiums, fees, expenses or otherwise, (ii) any and all reasonable out-of-pocket expenses (including reasonable attorneys' fees actually incurred and expenses) incurred by Lender in enforcing any rights under this Guaranty and (iii) fifty percent (50%) of any and all reasonable out-of-pocket expenses (including reasonable attorneys' fees actually incurred and expenses) incurred by Lender in enforcing any rights under any other Credit Document ((i), (ii) and (iii), collectively, the "Guaranteed Obligations"), including without limitation, all interest which, but for the filing of a petition in bankruptcy with respect to Borrower, would accrue on any principal portion of the Guaranteed Obligations. Any and all payments by Guarantor hereunder shall be made free and clear of and without deduction for any set off, counterclaim, or withholding so that, in each case, Lender will receive, after giving effect to any Taxes (but excluding Taxes to the extent excluded pursuant to Section 3.07(b) of the Credit Agreement), the full amount that it would otherwise be entitled to receive with respect to the Guaranteed Obligations (but without



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duplication of amounts for Taxes already included in the Guaranteed
Obligations). Guarantor acknowledges and agrees that this is a guaranty of payment when due, and not of collection, and that this Guaranty may be enforced up to the full amount of the Guaranteed Obligations, without proceeding against Borrower, against any security for the Guaranteed Obligations or under any other guaranty of all or any portion of the Guaranteed Obligations or the Obligations, including, without limitation, any guaranty from Inland Paperboard and Packaging, Inc. In this connection, Guarantor hereby waives its right to take action against Borrower as provided in Official Code of Georgia Annotated ss. 10-7-24.

         SECTION 2. GUARANTY ABSOLUTE. Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Credit Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Lender with respect thereto. The liability of Guarantor under this Guaranty shall be absolute and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation, the following (whether or not Guarantor consents thereto or has notice thereof):

                  (a) any change in the time, place or manner of payment of, or in any other term of, all or any of the Guaranteed Obligations, any waiver, indulgence, renewal, extension, amendment or modification of or addition, consent or supplement to or deletion from or any other action or inaction under or in respect of the Credit Documents, or any other documents, instruments or agreements relating to the Guaranteed Obligations or any other instrument or agreement referred to therein or any assignment or transfer of any thereof;

                  (b) any lack of validity or enforceability of the Credit Documents or any other document, instrument or agreement referred to therein or any assignment or transfer of any thereof;

                  (c) any furnishing to Lender of any additional security for the Guaranteed Obligations, or any sale, exchange, release or surrender of, or realization on, any security for the Guaranteed Obligations;

                  (d) any settlement or compromise of any of the Guaranteed Obligations, any security therefor, or any liability of any other party with respect to the Guaranteed Obligations, or any subordination of the payment of the Guaranteed Obligations to the payment of any other liability of Borrower;

                  (e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Guarantor or Borrower, or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding;

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                  (f) any nonperfection of any security interest or lien on any collateral, or any amendment or waiver of or consent to departure from any guaranty or security, for all or any of the Guaranteed Obligations;

                  (g) any application of sums paid by Borrower or any other Person with respect to the liabilities of Borrower to Lender regardless of what liabilities of Borrower remain unpaid;

                  (h) any act or failure to act by Lender which may adversely affect Guarantor's subrogation rights, if any, against Borrower to recover payments made under this Guaranty; and

                  (i) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Guarantor.

If claim is ever made upon Lender for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations, and Lender repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over Lender or any of its property, or (b) any settlement or compromise of any such claim effected by Lender with any such claimant (including Borrower or a trustee in bankruptcy for Borrower), then and in such event Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding on it, notwithstanding any revocation hereof or the cancellation of the Credit Documents or any other instrument evidencing any liability of Borrower, and Guarantor shall be and remain liable to Lender for the amounts so repaid or recovered to the same extent as if such amount had never originally been paid to Lender.

         SECTION 3. WAIVER. Guarantor hereby waives notice of acceptance of this Guaranty, notice of any liability to which it may apply, and further waives presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by Lender against, and any other notice to, Borrower or any other party liable with respect to the Guaranteed Obligations (including any other Person executing a guaranty of the obligations of Borrower).

         SECTION 4. POSTPONEMENT OF SUBROGATION. Guarantor subordinates and agrees not to exercise any rights against Borrower which it may acquire by way of subrogation or contribution, by any payment made hereunder or otherwise, until all the Guaranteed Obligations shall have been irrevocably paid in full and the Commitment shall have been irrevocably terminated. If any amount shall be paid to any Guarantor on account of such subrogation or contribution rights at any time when all the Guaranteed Obligations shall not have been paid in full or the Commitment has not been terminated, such amount shall be held in trust for the benefit of Lender and shall forthwith be paid to Lender to be credited and applied to the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement.


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         SECTION 5. INDEMNITY AND SUBROGATION. For the purpose of establishing certain rights and obligations among Borrower and Guarantor for the benefit of themselves and for the benefit of Lender, Guarantor hereby agrees and Borrower acknowledges the following indemnity and subrogation provisions:

         (a) Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as Guarantor may have under applicable law (but subject to subsection (b) below), Borrower agrees that (i) in the event a payment shall be made by Guarantor under this Guaranty in respect of the obligations of Borrower under the terms of the Credit Agreement, Borrower shall indemnify Guarantor for the full amount of such payment and (ii) in the event any assets of Guarantor shall be sold by Lender to satisfy any Guaranteed Obligation, Borrower shall indemnify Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold. Guarantor has subordinated its rights to subrogation, pursuant to Section 4 of this Guaranty.

         (b) Subordination. Notwithstanding any provision of this Guaranty to the contrary, (i) all rights of Guarantor under subsection (a) and all other rights of indemnity or contribution under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full of the Guaranteed Obligations, and (ii) no such rights shall be exercised until all of the Guaranteed Obligations shall have been irrevocably paid in full and the Commitment shall have been irrevocably terminated. If any amount shall be paid to Guarantor on account of such indemnity or contribution rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of Lender and shall forthwith be paid to Lender to be credited and applied upon the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement. No failure on the part of Borrower or Guarantor to make the payments required by subsection (a) (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of Guarantor with respect to this Guaranty, and Guarantor shall remain liable for the full amount of the obligations under this Guaranty.

         (c) Preservation of Rights. This Section 5 shall not limit or affect any right which Guarantor may have against any other Person that is not a party hereto.

         (d) Equitable Allocation. If as a result of any reorganization, recapitalization or other corporate change in Borrower, or as a result of any amendment, waiver or modification of the terms and conditions governing the Guaranty or any of the Guaranteed Obligations, or for any other reason, the obligations under this Section 5 become inequitable, the parties hereto shall promptly modify and amend this Section 5 to provide for an equitable allocation of obligations. All such modifications and amendments shall be in writing and signed by all parties hereto.

         (e) Asset of Party to Which Contribution and Indemnification Are Owing. The parties hereto acknowledge that the right to contribution and indemnification hereunder shall each constitute an asset in favor of the party to which such contribution or indemnification is owing.


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         SECTION 6. REPRESENTATIONS AND WARRANTIES.

         Guarantor represents and warrants as follows:

         SECTION 6.1. ORGANIZATIONAL EXISTENCE; COMPLIANCE WITH LAW. Guarantor
(i) is duly incorporated, validly existing, and in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate power and authority and the legal right to own and operate its property and to conduct its business, (iii) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership of property or the conduct of its business requires such qualification, except where a failure to be so qualified would not have a Materially Adverse Effect, and (iv) is in compliance with all Requirements of Law except where the failure to be in compliance would not have a Materially Adverse Effect.

         SECTION 6.2. CORPORATE POWER; AUTHORIZATION. Guarantor has the corporate power and authority to make, deliver and perform the Credit Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Credit Documents to which it is a party. No consent or authorization of, or filing with, any Person (including, without limitation, any governmental authority) is required in connection with the execution, delivery or performance by Guarantor, or the validity or enforceability against Guarantor of the Credit Documents to which it is a party, other than such consents, authorizations or filings which have been made or obtained.

         SECTION 6.3. ENFORCEABLE OBLIGATIONS. This Guaranty has been duly executed and delivered, and each other Credit Document to which Guarantor is a party will be duly executed and delivered, by Guarantor, and this Guaranty constitutes, and each such other Credit Document when executed and delivered by the Guarantor will constitute, legal, valid and binding obligations of Guarantor, enforceable against it in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

         SECTION 6.4. NO LEGAL BAR. The execution, delivery and performance by Guarantor of the Credit Documents to which it is a party will not violate any Requirement of Law or cause a breach or default under any of its Contractual Obligations to the extent that any such violation, breach or default would have a Materially Adverse Effect.

         SECTION 6.5. NO MATERIAL LITIGATION. No litigation, investigations or proceedings of or before any courts, tribunals, arbitrators or governmental authorities are pending or, to the knowledge of Guarantor, threatened by or against Guarantor or against any of its properties or revenues, existing or future (a) with respect to any Credit Document to which it is a party, the Contribution Agreement or the LLC Documents, or any of the transactions contemplated hereby or thereby, or (b) which, if adversely determined, would reasonably be expected to have a Materially Adverse Effect.

         SECTION 6.6. INVESTMENT COMPANY ACT, ETC. Guarantor is not an "investment company" or a company "controlled" by an "investment company" (as each of the


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quoted terms is defined or used in the Investment Company Act of 1940, as amended). Guarantor is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any foreign, federal or local statute or regulation limiting its ability to incur indebtedness for money borrowed, guarantee such indebtedness, or pledge its assets to secure such indebtedness, as contemplated hereby or by any other Credit Document.

         SECTION 6.7. COMPLIANCE WITH ENVIRONMENTAL LAWS.

         (a) Guarantor has received no notices of claims or potential liability under, and is in compliance with, all applicable Environmental Laws, where such claims and liabilities under, and failures to comply with, such statutes, regulations, rules, ordinances, laws or licenses, would reasonably be expected to result in penalties, fines, claims or other liabilities (including, without limitation, remediation costs and expenses) to Guarantor in amounts which, either individually or in the aggregate, would have a Materially Adverse Effect.

         (b) Guarantor has not received during the period from January 1, 1989 through the date of this Guaranty, any notice of violation, or notice of any action, either judicial or administrative, from any governmental authority (whether United States or foreign) relating to the actual or alleged violation of any Environmental Law, including, without limitation, any notice of any actual or alleged spill, leak, or other release of any Hazardous Substance, waste or hazardous waste by Guarantor or its employees or agents, or as to the existence of any contamination on any properties owned by Guarantor, where any such violation, spill, leak, release or contamination would reasonably be expected to result in penalties, fines, claims or other liabilities (including, without limitation, remediation costs and expenses) which would have a Materially Adverse Effect.

         (c) Guarantor has obtained all necessary governmental permits, licenses and approvals which are material to the operations conducted on its properties, including without limitation, all required permits, licenses and approvals for
(i) the emission of air pollutants or contaminates, (ii) the treatment or pretreatment and discharge of waste water or storm water, (iii) the treatment, storage, disposal or generation of hazardous wastes, (iv) the withdrawal and usage of ground water or surface water, and (v) the disposal of solid wastes, except where the failure to obtain such permits, licenses or approvals would not have a Materially Adverse Effect.

         SECTION 6.8. INSURANCE. Guarantor currently maintains insurance with respect to its properties and businesses, with insurers of recognized responsibility, having coverages against losses or damages of the kinds customarily insured against by reputable companies in the same or similar businesses, such insurance being in amounts reasonably consistent with those amounts which are customary for such companies under similar circumstances.

         SECTION 6.9. NO DEFAULT. Guarantor is not in default under or with respect to any Contractual Obligation in any respect which has had or is reasonably expected to have a Materially Adverse Effect.


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         SECTION 6.10. NO BURDENSOME RESTRICTIONS. Guarantor is not a party to or bound by any Contractual Obligation or Requirement of Law which has had or would reasonably be expected to have a Materially Adverse Effect.

         SECTION 6.11. TAXES. Guarantor has filed or caused to be filed all material declarations, reports and tax returns which are required to have been filed, and has paid all taxes, custom duties, levies, charges and similar contributions ("taxes" in this Section 6.11) shown to be due and payable on said returns or on any assessments made against it or its properties, and all other taxes, fees or other charges imposed on it or any of its properties by any governmental authority (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided in its books); and no tax liens have been filed and, to the knowledge of Guarantor, no claims are being asserted with respect to any such taxes, fees or other charges, other than such liens or claims as would not be reasonably likely to have a Materially Adverse Effect.

         SECTION 6.12. ERISA. Except as disclosed on Schedule 6.12 and except as could not reasonably be expected to have a Materially Adverse Effect:

         (a) Compliance. Each Plan maintained by Guarantor has at all times been maintained, by its terms and in operation, in compliance with all applicable laws, and Guarantor is subject to no tax or penalty with respect to any Plan of Guarantor or any ERISA Affiliate thereof, including without limitation, any tax or penalty under Title I or Title IV of ERISA or under Chapter 43 of the Tax Code, or any tax or penalty resulting from a loss of deduction under Sections 162, 404, or 419 of the Tax Code.

         (b) Liabilities. Guarantor is subject to no liabilities (including withdrawal liabilities) with respect to any Plans of Guarantor or any of its ERISA Affiliates, including without limitation, any liabilities arising from Titles I or IV of ERISA, other than obligations to fund benefits under an ongoing Plan and to pay current contributions, expenses and premiums with respect to such Plans.

         (c) Funding. Guarantor and, with respect to any Plan which is subject to Title IV of ERISA, each of its ERISA Affiliates, have made full and timely payment of all amounts (A) required to be contributed under the terms of each Plan and applicable law, and (B) required to be paid as expenses (including PBGC or other premiums) of each Plan. No Plan subject to Title IV of ERISA has an "amount of unfunded benefit liabilities" (as defined in Section 4001(a)(18) of ERISA), determined as if such Plan terminated on any date on which this representation and warranty is deemed made. Guarantor is subject to no liabilities with respect to post-retirement medical benefits.

         SECTION 6.13. FINANCIAL CONDITION. After giving effect to the transactions contemplated by this Guaranty, (i) assets of Guarantor, at fair valuation and based on their present fair saleable value, will exceed Guarantor's debts, including contingent liabilities, (ii) the remaining capital of Guarantor will not be unreasonably small to conduct Guarantor's business, and
(iii) Guarantor will not have incurred debts, or have intended to incur debts, beyond


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Guarantor's ability to pay such debts as they mature. For purposes of this
Section 6.15, "debt" means any liability on a claim, and "claim" means (a) the right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (b) the right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

         SECTION 6.14. YEAR 2000 ISSUES. Guarantor (i) has done a comprehensive review of its computer programs to identify the systems that would be affected by Year 2000 Issues as such Issues pertain to the computer programs and systems of Guarantor, and has reviewed its Year 2000 exposure to its material third party customers, suppliers and vendors, and has evaluated the costs of modifications to program logic control systems, (ii) has developed a program for remediating in all material respects all currently known Year 2000 Issues on a timely basis as such Issues pertain to the computer programs and systems of Guarantor, and (iii) based on its review, consultants' reports, and all other information currently available to it, believes as of the date hereof that the Year 2000 Issues will have not a Materially Adverse Effect.

         SECTION 6.15. DISCLOSURE. No representation or warranty contained in this Guaranty (including the Schedules attached hereto) or in any other document furnished from time to time pursuant to the terms of this Guaranty, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements herein or therein not misleading as of the date made or deemed to be made. Except as may be set forth herein (including the Schedules attached hereto), there is no fact known to Guarantor which has had, or is reasonably expected to have, a Materially Adverse Effect. Guarantor represents and warrants as to itself that all representations and warranties relating to it contained in the Credit Agreement are true and correct.

         SECTION 7. AFFIRMATIVE COVENANTS.

         So long as any Commitment remains in effect under the Credit Agreement or any Obligations remain unpaid or any Guaranteed Obligations remain outstanding, Guarantor agrees to:

         SECTION 7.1. ORGANIZATIONAL EXISTENCE, ETC. Preserve and maintain its corporate or other organizational existence, its material rights, franchises, and licenses, and its material patents and copyrights (for the scheduled duration thereof), trademarks, trade names, and service marks, necessary or desirable in the normal conduct of its business, and its qualification to do business as a foreign corporation in all jurisdictions where it conducts business or other activities making such qualification necessary, where the failure to be so qualified as a foreign corporation would reasonably be expected to have a Materially Adverse Effect.

         SECTION 7.2. COMPLIANCE WITH LAWS, ETC. Comply with all Requirements of Law (including, without limitation, the Environmental Laws) and Contractual Obligations


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applicable to or binding on it where the failure to comply with such
Requirements of Law and Contractual Obligations would reasonably be expected to have a Materially Adverse Effect.

         SECTION 7.3. REPORTING COVENANTS.

         So long as any Commitment remains in effect under the Credit Agreement or any Obligations remain unpaid or any Guaranteed Obligations remain outstanding, Guarantor will furnish or cause to be furnished to the Lender:

         SECTION 7.3.1. FINANCIAL STATEMENTS AND PROJECTIONS.

         (a) Quarterly Financial Statements. As soon as practicable following the filing of the Guarantor's quarterly report on Form 10-Q in respect of any fiscal quarter, giving effect to any extensions granted to the Guarantor under the Exchange Act or the rules promulgated thereunder by the SEC, and in any event (or, if the Guarantor is not required to make any such filing), not later than sixty (60) days after the end of each fiscal quarter, an unaudited consolidated balance sheet of the Guarantor and its Subsidiaries as of the close of such fiscal quarter and unaudited consolidated statements of income, retained earnings and cash flows for the fiscal quarter then ended and that portion of the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year and prepared by the Guarantor in accordance with GAAP (subject to the absence of notes required by GAAP and subject to normal year-end adjustments) and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period.

         (b) Annual Financial Statements. As soon as practicable following the filing of the Guarantor's annual report on Form 10-K in respect of any Fiscal Year, giving effect to any extensions granted to the Guarantor under the Exchange Act or the rules promulgated thereunder by the SEC and in any event (or, if the Guarantor is not required to make any such filing), not later than one hundred and twenty (120) days after the end of each Fiscal Year, an audited consolidated balance sheet of the Guarantor and its Subsidiaries as of the close of such Fiscal Year and audited consolidated statements of income, retained earnings and cash flows for the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year, together with the report thereon of an independent certified public accounting firm reasonably acceptable to the Lender in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the year, which report is not qualified with respect to scope limitations imposed by the Guarantor or any of its Subsidiaries or with respect to accounting principles followed by the Guarantor or any of its Subsidiaries not in accordance with GAAP.

         (c) Information Filed with the SEC. To the extent not delivered pursuant to Section 7.1(a) or (b), promptly but in any event within ten (10) Business Days after the filing thereof, a copy of (i) each report or other filing made by the Guarantor or its Subsidiaries with the SEC and required by the SEC to be delivered to the shareholders of the Guarantor (other than Form 11-K and Form 15 filed in connection with employee benefit plans), and (ii) each report


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made by the Guarantor or any of its Subsidiaries to the SEC on Form 8-K and each final registration statement (other than on Form S-8) of the Guarantor or any of its Subsidiaries filed with the SEC.

         SECTION 7.3.2. OFFICER'S COMPLIANCE CERTIFICATE. At each time financial statements are delivered pursuant to Section 7.3.1(a) or (b), a certificate of a financial officer of the Guarantor in the form of Exhibit A attached hereto (an "Officer's Compliance Certificate"):

         (a) stating that such officer has reviewed such financial statements and such statements fairly present in all material respects the financial condition of the Guarantor and its Subsidiaries as of the dates indicated and the results of its operations and cash flows for the periods indicated;

         (b) stating that to such officer's knowledge, based on a reasonable examination sufficient to enable him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Guarantor with respect to such Default or Event of Default; and

         (c) setting forth as at the end of such fiscal quarter or Fiscal Year, as the case may be, the calculations required to establish whether or not the Guarantor and its Subsidiaries were in compliance with the financial covenants set forth in Article 9 hereof as at the end of each respective period.

         SECTION 7.3.3. NOTICE OF LITIGATION AND OTHER MATTERS. Promptly (but in no event later than ten (10) days after an officer of the Guarantor obtains knowledge thereof), telephonic and written notice of:

         (a) the commencement of all proceedings and investigations by or before any Governmental Authority and all actions and proceedings in any court or before any arbitrator against or involving the Guarantor or any Subsidiary thereof or any of their respective properties, assets or businesses which in any such case could reasonably be expected to have a Material Adverse Effect;

         (b) any notice of any violation received by the Guarantor or any Subsidiary thereof from any Governmental Authority including, without limitation, any notice of violation of Environmental Laws which in any such case could reasonably be expected to have a Material Adverse Effect;

         (c) any Default or Event of Default or any default under the Caraustar Credit Agreement;

         (d) any Reportable Event or "prohibited transaction", as such term is defined in Section 406 of ERISA or Section 4975 of the Code, in connection with any Employee Benefit Plan or any trust created thereunder which could reasonably be expected to result in liability of the Guarantor or any ERISA Affiliate in an aggregate amount exceeding $5,000,000, along with


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a description of the nature thereof, what action the Guarantor has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereof; and

         (e) any event which makes any of the representations set forth in
Section 6 inaccurate in any material respect.

         SECTION 8. FINANCIAL COVENANTS.

         So long as any Commitment remains in effect under the Credit Agreement or any Obligations shall remain unpaid or any Guaranteed Obligations remain outstanding, the Guarantor will not:

         (a) Leverage Ratio. Permit, as of any fiscal quarter end, the Leverage Ratio to exceed 3.5 to 1.0.

         (b) Interest Coverage Ratio. Permit, as of any fiscal quarter end, the Interest Coverage Ratio for such fiscal quarter to be less than 3.0 to 1.0.

         For purposes of this Guaranty, the terms "Leverage Ratio" and "Interest Coverage Ratio" shall have the meanings ascribed to such terms as of the date herewith in the Caraustar Credit Agreement.

         SECTION 9. AMENDMENTS, ETC. No amendment or waiver of any provision of this Guaranty nor consent to any departure by Guarantor therefrom shall in any event be effective unless the same shall be in writing executed by Lender.

         SECTION 10. SEVERABILITY. In case any provision in or obligation under this Guaranty or the other Credit Documents shall be invalid, illegal or unenforceable, in whole or in part, in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         SECTION 11. NOTICES. All notices, requests and other communications to Guarantor hereunder shall be in writing (including bank wire, telex, telecopy or similar teletransmission or writing) and shall be given to Guarantor at its address or applicable teletransmission number set forth on the signature pages hereof, or such other address or applicable teletransmission number as Guarantor may hereafter specify by notice to Lender, at its address or applicable teletransmission number set forth in the Guaranty, or such other address or application teletransmission number as Lender, may hereafter specify by notice to Guarantor. Each such notice, request or other communication shall be effective (i) if given by mail, five days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, (ii) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and the appropriate confirmation is received, or (iii) if given by any other means (including, without limitation, by air courier), when delivered or received at the address specified in this Section.

         SECTION 12. NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of Lender in exercising any right or remedy hereunder, and no course of dealing between Guarantor on the one hand and Lender on the other hand shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which Lender would otherwise have. No notice to or demand on Guarantor in any case shall entitle Guarantor to any other further notice or demand in any similar or other circumstances or constitute a waiver of the rights of Lender to any other or further action in any circumstances without notice or demand. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 13. RIGHT OF SET OFF. In addition to and not in limitation of all rights of offset that Lender may have under applicable law, upon the occurrence of any Event of Default and whether or not Lender has made any demand or the Guaranteed Obligations are matured, have the right to appropriate and apply to the payment of the Guaranteed Obligations, all deposits of Guarantor (general or special, time or demand, provisional or final) then or thereafter held by and other indebtedness or property then or thereafter owing by Lender to Guarantor, whether or not related to this Guaranty or any transaction hereunder, and whether or not the Guaranteed Obligations are payable in the same currency as any such deposits, indebtedness or property.

         SECTION 14. TRANSFER OF OBLIGATIONS. This Guaranty shall (i) remain in full force and effect until payment in full of the Guaranteed Obligations and all other amounts payable under this Guaranty and termination of the Commitment,
(ii) be binding upon Guarantor, its successors and assigns, and (iii) inure to the benefit of and be enforceable by Lender, and their respective successors and assigns.

         SECTION 15. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

         (a) THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF GEORGIA.

         (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR OTHERWISE RELATED HERETO SHALL BE BROUGHT IN ANY COURT OF THE STATE OF GEORGIA OR IN ANY COURT OF THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF GEORGIA, EXCEPT TO THE EXTENT ANY SUCH COURT WILL NOT GRANT JURISDICTION OVER GUARANTOR OR TO THE EXTENT LENDER IS ENFORCING ANY JUDGMENT AGAINST GUARANTOR IN ANY OTHER JURISDICTION. BY EXECUTION AND DELIVERY OF THIS GUARANTY, GUARANTOR HEREBY CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, TO THE JURISDICTION OF THE

AFORESAID COURTS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, GUARANTOR HEREBY IRREVOCABLY WAIVES TRIAL BY JURY, AND GUARANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

         (c) Nothing herein shall affect the right of Lender to serve process in any other manner permitted by law.

         SECTION 16. SUBORDINATION OF BORROWER'S OBLIGATIONS TO GUARANTOR.

         As an independent covenant, Guarantor hereby expressly covenants and agrees for the benefit of Lender that all obligations and liabilities of Borrower to Guarantor of whatsoever description including, without limitation, all intercompany receivables of Guarantor from Borrower ("Junior Claims"), shall be subordinate and junior in right of payment to all obligations of Borrower to Lender under the terms of the Credit Documents ("Senior Claims").

         If an Event of Default shall occur, then, unless and until such Event of Default shall have been cured, waived, or shall have ceased to exist, no direct or indirect payment (in cash, property, securities by setoff or otherwise) shall be made by Borrower to Guarantor on account of or in any manner in respect of any Junior Claim except such payments and distributions the proceeds of which shall be applied to the payment of Senior Claims.

         In the event of a Proceeding (as hereinafter defined), all Senior Claims shall first be paid in full before any direct or indirect payment or distribution (in cash, property, securities by setoff or otherwise) shall be made to Guarantor on account of or in any manner in respect of any Junior Claim except such payments and distributions the proceeds of which shall be applied to the payment of Senior Claims. For the purposes of the previous sentence, "Proceeding" means Borrower or Guarantor shall commence a voluntary case concerning itself under the Bankruptcy Code or any other applicable bankruptcy laws; or any involuntary case is commenced against Borrower or Guarantor; or a custodian (as defined in the Bankruptcy Code or any other applicable bankruptcy laws) is appointed for, or takes charge of, all or any substantial part of the property of Borrower or Guarantor, or Borrower or Guarantor commences any other proceedings under any reorganization arrangement, adjustment of debt, relief of debtor, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Borrower or Guarantor, or any such proceeding is commenced against Borrower or Guarantor, or Borrower or Guarantor is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Borrower or any Guarantor suffers any appointment of any custodian or the like for it or any substantial part of its property; or Borrower or Guarantor makes a general assignment for the benefit of creditors; or Borrower or Guarantor shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or Borrower or Guarantor shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or Borrower or Guarantor shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate action shall be taken by Borrower or Guarantor for the purpose of effecting any of the foregoing.

         In the event any direct or indirect payment or distribution is made to Guarantor in contravention of this Section 13, such payment or distribution shall be deemed received in trust for the benefit of Lender and shall be immediately paid over to Lender for application against the Guaranteed Obligations in accordance with the terms of the Credit Agreement.

         Guarantor agrees to execute such additional documents as Lender may reasonably request to evidence the subordination provided for in this Section 13.

         SECTION 17. AUTOMATIC ACCELERATION IN CERTAIN EVENTS. Upon the occurrence of an Event of Default specified in Section 8.07 of the Agreement, all Guaranteed Obligations shall automatically become immediately due and payable by Guarantor, without notice or other action on the part of Lender, and regardless of whether payment of the Guaranteed Obligations by Borrower has then been accelerated. In addition, if any event of the types described in Section
8.07 of the Agreement should occur with respect to Guarantor, then the Guaranteed Obligations shall automatically become immediately due and payable by Guarantor, without notice or other action on the part of Lender, and regardless of whether payment of the Guaranteed Obligations by Borrower has then been accelerated.

         SECTION 18. INFORMATION. Guarantor assumes all responsibility for being and keeping itself informed of Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that Guarantor assumes and incurs hereunder, and agrees that Lender will have no duty to advise Guarantor of information known to it regarding such circumstances or risks.

         SECTION 19. SURVIVAL OF AGREEMENT. All agreements, representations and warranties made herein shall survive the execution and delivery of this Guaranty, the Credit Documents, the making of the loans, and the execution and delivery of the Notes and the other Credit Documents.

         SECTION 20. COUNTERPARTS. This Guaranty and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed and delivered by its duly authorized officers as of the date first above written.

                                            GUARANTOR:

Address for Notices:                        CARAUSTAR INDUSTRIES, INC.
-------------------

Caraustar Industries, Inc.
3100 Washington Street
Austell, Georgia 30106                      By:/s/ H. Lee Thrash, III
                                               ---------------------------------
Attention: Mr. Mike Pellicci                   Name:  H. Lee Thrash, III
Telecopier No.: (770) 732-3433                 Title:  Vice President


SECTION 5 and 16 OF THE
FOREGOING GUARANTY
ACKNOWLEDGED AND
AGREED TO:


PREMIER BOXBOARD LIMITED LLC
BY:  PBL, INC., ITS MANAGER



By: [SIGNATURE ILLEGIBLE]
    --------------------------------
     Name:
     Title:

                      FIRST AMENDMENT TO GUARANTY AGREEMENT

         This FIRST AMENDMENT TO GUARANTY AGREEMENT (this "First Amendment"), dated as of September 29, 2000, is made and entered into by CARAUSTAR INDUSTRIES INC., a North Carolina corporation (the "Guarantor") and SUNTRUST BANK, ATLANTA (the "Lender").

                              W I T N E S S E T H:

         WHEREAS, the Guarantor executed that certain Guaranty Agreement, dated as of July 30, 1999, in favor of the Lender (the "Guaranty Agreement"), pursuant to which the Guarantor guaranteed 50% of the obligations of Premier Boxboard Limited LLC, a Delaware limited liability corporation (the "Borrower"), under a certain Revolving Credit Agreement dated as of July 30, 1999, as amended by that certain First Amendment to Revolving Credit Agreement, dated as of June 27, 2000 (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement).; and

         WHEREAS, the Guarantor has requested that the Lender amend the Leverage Ratio (as defined in the Guaranty Agreement) in the manner set forth below, and the Lender is willing to do so subject to the terms and conditions contained herein.

         NOW, THEREFORE, in consideration of the terms and conditions contained herein, the parties hereto, intending to be legally bound, hereby amend the Guaranty Agreement and agree as follows:

         1. Section 8 of the Guaranty Agreement is hereby amended by replacing subsection (a) and the last sentence of such Section in their entirety with the following:

                    (a) Leverage Ratio. Permit (i) as of the fiscal quarters ended September 30, 2000 and December 31, 2000, the Leverage Ratio for each such fiscal quarter to exceed 4.0 to 1.0 and (ii) as of any other fiscal quarter, the Leverage Ratio for each such fiscal quarter to exceed 3.50 to 1.0.

                    For purposes of this Guaranty, the terms "Leverage Ratio" and "Interest Coverage Ratio" shall have the meanings ascribed to such terms as of September 29, 2000, after giving effect to Amendment No. 4 to the Credit Agreement, dated as of September 29, 2000.

         2. The effectiveness of this First Amendment is conditioned upon the Lender's receipt of (a) an amendment fee in the amount of $20,000 in immediately available funds and (b) the duly executed original counterparts of the signature pages to this First Amendment.

         3. In order to induce the Lender to enter into this First Amendment, the Guarantor represents and warrants to the Lender that after giving effect to this First Amendment, all representations and warranties set forth in Section 6 of the Guaranty Agreement are true and correct.

         4. in all material respects and no default under the covenants contained in Section 7 or 8 of the Guaranty Agreement has occurred and is continuing. The Guarantor reaffirms and ratifies its obligations under the Guaranty Agreement after giving effect to this First Amendment.

         5. Except as expressly provided herein, the Guaranty Agreement shall continue in full force and effect, and the unamended terms and conditions of the Guaranty Agreement are expressly incorporated herein and ratified and confirmed in all respects. This First Amendment is not intended to be or to create, nor shall it be construed as, a novation or an accord and satisfaction.

         6. From and after the date hereof, references to the Guaranty Agreement shall be references to the Guaranty Agreement as amended hereby.

         7. This First Amendment constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. Neither this First Amendment nor any provision hereof may be changed, waived, discharged, modified or terminated orally, but only by an instrument in writing signed by the parties required to be a party thereto pursuant to the Guaranty Agreement.

         8. THIS FIRST AMENDMENT SHALL BE GOVERNED IN ALL RESPECTS BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF).

         9. This First Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same document, and shall be effective as of the date first above written.

         10. Guarantor agrees to reimburse the Lender for the reasonable fees and expenses of counsel for the Lender in connection with this First Amendment.

         IN WITNESS WHEREOF, Guarantor and the Lender have caused this First Amendment to be executed as of the date first above written.


                                      GUARANTOR:

                                      CARAUSTAR INDUSTRIES, INC.


                                      By:/s/ H. Lee Thrash, III
                                         ---------------------------------
                                           Name: H. Lee Thrash, III
                                           Title:   Vice President


                                      SUNTRUST BANK, formerly known as
                                      SUNTRUST BANK, ATLANTA



                                      By: [SIGNATURE ILLEGIBLE]
                                          --------------------------------
                                            Name:
                                            Title:

                SECOND AMENDMENT AND WAIVER TO GUARANTY AGREEMENT

         This SECOND AMENDMENT AND WAIVER TO GUARANTY AGREEMENT (this "Amendment"), dated as of March 12, 2001, is made and entered into by CARAUSTAR INDUSTRIES INC., a North Carolina corporation (the "Guarantor") and SUNTRUST BANK, formerly known as SunTrust Bank, Atlanta (the "Lender").

                              W I T N E S S E T H:

         WHEREAS, the Guarantor executed that certain Guaranty Agreement, dated as of July 30, 1999, in favor of the Lender, as amended by that certain First Amendment to Guaranty Agreement (as so amended, the "Guaranty Agreement"), pursuant to which the Guarantor guaranteed 50% of the obligations of Premier Boxboard Limited LLC, a Delaware limited liability corporation (the "Borrower"), under a certain Amended and Restated Revolving Credit Agreement dated as of December 18, 2000, as amended by that certain First Amendment to Revolving Credit Agreement, dated as of the date hereof (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement); and

         WHEREAS, the Guarantor has requested that the Lender amend the financial covenants and waive certain defaults in the manner set forth below, and the Lender is willing to do so subject to the terms and conditions contained herein;

         NOW, THEREFORE, in consideration of the terms and conditions contained herein, the parties hereto, intending to be legally bound, hereby amend the Guaranty Agreement and agree as follows:

         1. A new Section 7.4. is hereby added to the Guaranty Agreement as follows:

         "Section 7.4. The Guarantor shall, by April 30, 2001 complete that certain offering of $300 million of senior subordinated bonds, advice of which has been communicated by Guarantor to Lender. If the requirement of this Section
7.4 is not met by Guarantor, an event of default shall exist hereunder."

         2. Section 8 of the Guaranty Agreement is hereby amended by deleting such Section in its entirety and inserting in lieu thereof the following:

         "So long as any Commitment remains in effect under the Credit Agreement or any Obligations remain outstanding, the Guarantor will not:

                  "(a) New Leverage Ratio. Permit its New Leverage Ratio to exceed, (i) beginning with the fiscal quarter ending June 30, 2001, and ending on the fiscal quarter ending December 31, 2001, 72.5%, (ii) beginning with the fiscal quarter ending March 31, 2002, and ending on the fiscal quarter ending September 30, 2002, 70%, (iii) beginning with the fiscal quarter ending December 31, 2002, and ending with the fiscal quarter ending June 30, 2003, 68%, and (iv) beginning with the fiscal quarter ending September 30, 2003 and at the ending of each fiscal quarter thereafter, 66%.

                  (b) Interest Coverage Ratio. Permit the Interest Coverage Ratio to be less than, (i) beginning as of the fiscal quarter ending June 30, 2001, and ending on the fiscal quarter ending December 31, 2001, 2.5:1, (ii) beginning as of the fiscal quarter ending March 31, 2002 and ending on the fiscal quarter ending September 30, 2002, 2.75:1, and (iii) as of the fiscal quarter ending December 31, 2002, and as of each fiscal quarter thereafter, 3:1.

                  (c) Minimum Tangible Net Worth. Allow its Tangible Net Worth to fall below (i) $109,735,000 plus (ii) 50% of net income (but not net losses) plus 100% of the proceeds of any equity issuances.

                  (d) Senior Leverage Ratio. Permit, as of the end of the fiscal quarters ended on or about March 31, 2002, June 30, 2002, September 30, 2002, and December 31, 2002, its Senior Leverage Ratio to exceed 2.5:1, and for each quarter thereafter, permit its Senior Leverage Ratio to exceed 2.25:1. Should any of these covenants be changed in the $100 million credit facility to be arranged by Bank of America, as Agent for lenders from time to time joining the facility, as contemplated by that certain term sheet attached to the Second Amendment to Guaranty, dated as of March 12, 2001, and such change is in a manner more favorable to the Lender, such changed covenants shall be deemed to be a part of this Amendment. For purposes of this Guaranty, the term "New Leverage Ratio" shall mean the ratio of (i) the total Indebtedness of the Guarantor to
         (ii) the sum of (x) all shareholders' equity of the Guarantor plus (y) total Indebtedness of the Guarantor (as used in this sentence the term "Indebtedness" shall have the meaning assigned to "Consolidated Debt for Borrowed Money" in the Caraustar Credit Agreement, as in effect as of the date hereof). The term "Interest Coverage Ratio" shall have the meaning set forth in the Caraustar Credit Agreement, as in effect as of the date hereof. The term "Tangible Net Worth" shall mean, as of any date, (i) the total assets of the Guarantor that would be reflected on the Guarantor's balance sheet as of such date prepared in accordance with GAAP minus the sum of (i) the total liabilities of the Guarantor,
         (ii) the amount of any write-up in excess of the cost of such assets acquired reflected on the balance sheet of the Guarantor as of such date prepared in accordance with GAAP and (iii) the net book amount of all assets of the Guarantor that would be classified as intangible assets on the balance sheet of the Guarantor in accordance with GAAP. The term "Senior Leverage Ratio" shall mean the ratio of Senior Indebtedness (as defined hereafter) to Consolidated EBITDA (as defined in the Caraustar Credit Agreement, as in effect as of the date hereof). "Senior Indebtedness" shall mean all "Consolidated Debt for Borrowed Money" (as defined in the Caraustar Credit Agreement, as in effect as of the date hereof) minus any subordinated Indebtedness, minus the amount by which the value of the Guarantor's cash and marketable securities exceeds $15 million."

         3. The effectiveness of this Amendment is conditioned upon the Lender's receipt of (a) an advisory fee in the amount of $350,000 in immediately available funds and (b) the duly executed original counterparts of this Amendment.

         4. The following Section 21 is hereby added to the Guaranty Agreement:

         "Section 21. "Relevant Indebtedness" shall mean the indebtedness of the Guarantor embodied in and evidenced by (i) the Caraustar Credit Agreement, (ii) the senior notes of the Guarantor issued October 8, 1992, in an aggregate principal amount of $82,750,000.00 and bearing an interest rate of 7.74% per annum and (iii) the notes of the Guarantor issued June 1, 1999, in an aggregate principal amount of $200,000,000.00 and bearing an interest rate of 7.375% per annum, (iv) the notes of the Guarantor issued March, 2001 in the principal amount of $300,000,000 and (v) the March 2001 Revolver."

         5. The following Section 22 is hereby added to the Guaranty Agreement:

         "Section 22. Agreement to Furnish Collateral. The Guarantor agrees that at any time it, or any of its Subsidiaries, creates, incurs, assumes or suffers to exist any Lien on any of its assets or property now owned or hereafter acquired to secure the Relevant Indebtedness or to refinance, extend, renew, or replace or substitute the Relevant Indebtedness, it will at such time ratably incur a Lien or Liens in favor of the Lender."

         6. Waiver of Defaults. The Lender hereby waives any Default or Event of Default now existing as a result of (i) the Guarantor's failure to comply with
Section 8(a) of the Guaranty Agreement (as in effect immediately prior to giving effect to this Amendment) relating to the Leverage Ratio (the "Leverage Ratio Requirement") as of December 31, 2000 and March 31, 2001 and (ii) any default or event of default under other Indebtedness (including Guaranties) of the Guarantor (a "cross-default"), which cross-default arises as a result of the Guarantor's failure to comply with the Leverage Ratio Requirement in the Guaranty Agreement or to comply under the terms of such other Indebtedness with the same requirements contained in the Leverage Ratio Requirement.

         7. In order to induce the Lender to enter into this Amendment, the Guarantor represents and warrants to the Lender that after giving effect to this Amendment, all representations and warranties set forth in Section 6 of the Guaranty Agreement are true and correct in all material respects and no default under the covenants contained in Section 7 or 8 of the Guaranty Agreement has occurred and is continuing. The Guarantor reaffirms and ratifies its obligations under the Guaranty Agreement after giving effect to this Amendment.

         8. Except as expressly provided herein, the Guaranty Agreement shall continue in full force and effect, and the unamended terms and conditions of the Guaranty Agreement are expressly incorporated herein and ratified and confirmed in all respects. This Amendment is not intended to be or to create, nor shall it be construed as, a novation or an accord and satisfaction.

         9. From and after the date hereof, references to the Guaranty Agreement shall be references to the Guaranty Agreement as amended hereby.

         10. This Amendment constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. Neither this Amendment nor any provision hereof may be changed, waived, discharged, modified or terminated orally, but only by an instrument in writing signed by the parties required to be a party thereto pursuant to the Guaranty Agreement.

         11. THIS AMENDMENT SHALL BE GOVERNED IN ALL RESPECTS BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF).

         12. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same document, and shall be effective as of the date first above written.

         13. Guarantor agrees to reimburse the Lender for the reasonable fees and expenses of counsel for the Lender in connection with this Amendment.

         IN WITNESS WHEREOF, Guarantor and the Lender have caused this Amendment to be executed as of the date first above written.


                                          GUARANTOR:

                                          CARAUSTAR INDUSTRIES, INC.


                                          By: /s/ H. Lee Thrash, III
                                              -------------------------------
                                               Name: H. Lee Thrash, III
                                               Title:   Vice President


                                          SUNTRUST BANK, formerly known as
                                          SUNTRUST BANK, ATLANTA


                                          By: /s/ J. Christopher Deisley
                                              -------------------------------
                                               Name: J. Christopher Deisley
                                               Title:  Managing Director

                THIRD AMENDMENT AND WAIVER TO GUARANTY AGREEMENT

         This THIRD AMENDMENT AND WAIVER TO GUARANTY AGREEMENT (this "Amendment"), dated as of April 9, 2001, is made and entered into by CARAUSTAR INDUSTRIES INC., a North Carolina corporation (the "Guarantor") and SUNTRUST BANK, formerly known as SunTrust Bank, Atlanta (the "Lender").

                              W I T N E S S E T H:

         WHEREAS, the Guarantor executed that certain Guaranty Agreement, dated as of July 30, 1999, in favor of the Lender, as amended by that certain First Amendment to Guaranty Agreement and that certain Second Amendment to Guaranty Agreement (as so amended, the "Guaranty Agreement"), pursuant to which the Guarantor guaranteed 50% of the obligations of Premier Boxboard Limited LLC, a Delaware limited liability corporation (the "Borrower"), under a certain Amended and Restated Revolving Credit Agreement dated as of December 18, 2000, as amended by that certain First Amendment to Revolving Credit Agreement, dated as of March 12, (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement); and

         WHEREAS, the Guarantor has requested that the Lender amend the Guaranty Agreement in the manner set forth below, and the Lender is willing to do so subject to the terms and conditions contained herein;

         NOW, THEREFORE, in consideration of the terms and conditions contained herein, the parties hereto, intending to be legally bound, hereby amend the Guaranty Agreement and agree as follows:

         1. Section 7.4. of the Guaranty Agreement is hereby deleted and the following is inserted in lieu thereof:

         "Section 7.4. The Guarantor shall, by April 30, 2001 complete that certain offering of $285 million of senior subordinated notes, due in the year 2011, and $29 million of senior notes, due in the year 2010, advice of which has been communicated by Guarantor to Lender. If the requirement of this Section 7.4 is not met by Guarantor, an event of default shall exist hereunder."

         2. The effectiveness of this Amendment is conditioned upon the Lender's receipt of duly executed original counterparts of this Amendment.

         3. The following Section 21 of the Guaranty Agreement is hereby deleted and the following is inserted in lieu thereof:

         "Section 21. "Relevant Indebtedness" shall mean the indebtedness of the Guarantor embodied in and evidenced by (i) the Caraustar Credit Agreement, (ii) the senior notes of the Guarantor issued October 8, 1992, in an aggregate principal amount of $82,750,000.00 and bearing an interest rate of 7.74% per annum and (iii) the notes of the Guarantor issued June

1, 1999, in an aggregate principal amount of $200,000,000.00 and bearing an interest rate of 7.375% per annum, (iv) the senior subordinated notes of the Guarantor, due in the year 2011, in the principal amount of $285,000,000, (v) the senior Notes of the Guarantor, due in the year 2010, in the principal amount of $29 million and (vi) the March 2001 Revolver."

         4. In order to induce the Lender to enter into this Amendment, the Guarantor represents and warrants to the Lender that after giving effect to this Amendment, all representations and warranties set forth in Section 6 of the Guaranty Agreement are true and correct in all material respects and no default under the covenants contained in Section 7 or 8 of the Guaranty Agreement has occurred and is continuing. The Guarantor reaffirms and ratifies its obligations under the Guaranty Agreement after giving effect to this Amendment.

         5. Except as expressly provided herein, the Guaranty Agreement shall continue in full force and effect, and the unamended terms and conditions of the Guaranty Agreement are expressly incorporated herein and ratified and confirmed in all respects. This Amendment is not intended to be or to create, nor shall it be construed as, a novation or an accord and satisfaction.

         6. From and after the date hereof, references to the Guaranty Agreement shall be references to the Guaranty Agreement as amended hereby.

         7. This Amendment constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. Neither this Amendment nor any provision hereof may be changed, waived, discharged, modified or terminated orally, but only by an instrument in writing signed by the parties required to be a party thereto pursuant to the Guaranty Agreement.

         8. THIS AMENDMENT SHALL BE GOVERNED IN ALL RESPECTS BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF).

         9. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same document, and shall be effective as of the date first above written.

         10. Guarantor agrees to reimburse the Lender for the reasonable fees and expenses of counsel for the Lender in connection with this Amendment.

         IN WITNESS WHEREOF, Guarantor and the Lender have caused this Amendment to be executed as of the date first above written.


                            GUARANTOR:

                            CARAUSTAR INDUSTRIES, INC.


                            By: /s/ H. Lee Thrash, III
                                ----------------------------------------------
                            Name: H. Lee Thrash, III
                            Title:  Vice President and Chief Financial Officer



                            SUNTRUST BANK, formerly known as
                            SUNTRUST BANK, ATLANTA


                            By: /s/ J. Christopher Deisley
                                ----------------------------------------------
                            Name: J. Christopher Deisley
                            Title: Managing Director

                FOURTH AMENDMENT AND WAIVER TO GUARANTY AGREEMENT

         This FOURTH AMENDMENT AND WAIVER TO GUARANTY AGREEMENT (this "Amendment"), dated as of January 18, 2002 (but with an effective date of September 30, 2001, pursuant to Section 2 below), is made and entered into by CARAUSTAR INDUSTRIES INC., a North Carolina corporation (the "Guarantor"), and SUNTRUST BANK, formerly known as SunTrust Bank, Atlanta (the "Lender").

                              W I T N E S S E T H:

         WHEREAS, the Guarantor executed that certain Guaranty Agreement, dated as of July 30, 1999, in favor of the Lender, as amended by that certain First Amendment to Guaranty Agreement dated as of September 29, 2000, that certain Second Amendment to Guaranty Agreement dated as of March 12, 2001, and that certain Third Amendment to Guaranty Agreement dated as of April 9, 2001 (as so amended, the "Guaranty Agreement"), pursuant to which the Guarantor guaranteed 50% of the obligations of Premier Boxboard Limited LLC, a Delaware limited liability corporation (the "Borrower"), under a certain Amended and Restated Revolving Credit Agreement dated as of December 18, 2000, as amended by that certain First Amendment to Revolving Credit Agreement, dated as of March 12, 2001 (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement); and

         WHEREAS, the Guarantor has requested that the Lender amend the Guaranty Agreement in the manner set forth below, and the Lender is willing to do so subject to the terms and conditions contained herein;

         NOW, THEREFORE, in consideration of the terms and conditions contained herein, the parties hereto, intending to be legally bound, hereby amend the Guaranty Agreement and agree as follows:

         1. Section 8(b) of the Guaranty Agreement is hereby deleted and the following is inserted in lieu thereof:

                  "Section 8(b). Interest Coverage Ratio. Permit the Interest Coverage Ratio to be less than, (i) beginning as of the fiscal quarter ending March 31, 2001, and ending on the fiscal quarter ending September 30, 2001, 2.50:1.0, (ii) beginning as of the fiscal quarter ending December 31, 2001, and ending on the fiscal quarter ending March 31, 2002, 2.25:1.0, (iii) as of the fiscal quarter ending June 30, 2002, 2.50:1.0, (iv) as of the fiscal quarter ending September 30, 2002, 2.75:1.0, and (v) as of the fiscal quarter ending December 31, 2002 and as of each fiscal quarter thereafter, 3.00:1.0.

                  As used herein, the term "Interest Expense" shall have the meaning set forth in the Caraustar Credit Agreement, after giving effect to the Third Amendment to Credit Agreement, dated as of the date hereof, by and among the

         Guarantor, the subsidiaries of the Guarantor specified therein, the Lenders specified therein, and Bank of America, N.A., as Administrative Agent."

         2. This Amendment shall be deemed effective as of September 30, 2001; provided, that each of the following conditions precedent has been satisfied:

         (a) The Lender shall have received a duly executed original counterpart of this Amendment; and

         (b) The Lender shall have received from the Guarantor an amendment fee equal to $22,500.

         3. In order to induce the Lender to enter into this Amendment, the Guarantor represents and warrants to the Lender that after giving effect to this Amendment, all representations and warranties set forth in Section 6 of the Guaranty Agreement are true and correct in all material respects and no default under the covenants contained in Section 7 or 8 of the Guaranty Agreement has occurred and is continuing. The Guarantor reaffirms and ratifies its obligations under the Guaranty Agreement after giving effect to this Amendment.

         4. Except as expressly provided herein, the Guaranty Agreement shall continue in full force and effect, and the unamended terms and conditions of the Guaranty Agreement are expressly incorporated herein and ratified and confirmed in all respects. This Amendment is not intended to be or to create, nor shall it be construed as, a novation or an accord and satisfaction.

         5. From and after the date hereof, references to the Guaranty Agreement shall be references to the Guaranty Agreement as amended hereby.

         6. This Amendment constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. Neither this Amendment nor any provision hereof may be changed, waived, discharged, modified or terminated orally, but only by an instrument in writing signed by the parties required to be a party thereto pursuant to the Guaranty Agreement.

         7. THIS AMENDMENT SHALL BE GOVERNED IN ALL RESPECTS BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF).

         8. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same document, and shall be effective as of the date first above written.

         9. Guarantor agrees to reimburse the Lender for the reasonable fees and expenses of counsel for the Lender in connection with this Amendment.

         IN WITNESS WHEREOF, Guarantor and the Lender have caused this Amendment to be executed as of the date first above written.


                                GUARANTOR:

                                CARAUSTAR INDUSTRIES, INC.


                                By: /s/ H. Lee Thrash, III
                                    --------------------------------------------
                                Name:    H. Lee Thrash, III
                                Title:   Vice President Planning/Development and
                                         Chief Financial Officer



                                SUNTRUST BANK, formerly known as
                                SUNTRUST BANK, ATLANTA


                                By: /s/ J. Scott Deviney
                                    --------------------------------------------
                                Name: J. Scott Deviney
                                Title:  Vice President